Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Grayscale Stellar Lumens Trust (XLM) (the “Trust”) on Form 10-Q for the period ending June 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kathryn Masci, Principal Financial and Accounting Officer of Grayscale Investments Sponsors, LLC, the Sponsor of the Trust, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

/s/ Kathryn Masci
Kathryn Masci*
Interim Chief Financial Officer (Principal Financial and Accounting Officer)
August 4, 2026

*	The Registrant is a trust and Ms. Masci is signing in her capacity as Principal Financial and Accounting Officer of Grayscale Investments Sponsors, LLC, the Sponsor of the Registrant.